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                                                                   EXHIBIT 10.11

                               OIL, GAS & MINERAL LEASE

     THIS LEASE AGREEMENT is made effective the 6th day of April, 1995 between DANIEL DROR II 1976 TRUST, DANIEL DROR, TRUSTEE as Lessor (whether one or more), whose address is 601 Hanson Road, Kemah, Texas 77565 and UNION PACIFIC RESOURCES COMPANY, as Lessee, whose address is P.O. Box 7, Fort Worth, Texas 76101. All printed portions of this lease were prepared by Lessee, but all other provisions (including the completion of blank spaces) were prepared jointly by Lessor and Lessee.

     1. DESCRIPTION. Lessor, in consideration of Ten dollars and other good and valuable consideration Dollars ($10.00), in hand paid, of the royalties herein provided and the covenants herein contained, hereby grants, leases and lets exclusively to Lessee, for the purpose of exploring for, developing, producing and marketing oil and gas, along with all hydrocarbon and nonhydrocarbon substances produced in association therewith including helium, carbon dioxide and other commercial gases as well as hydrocarbon gases (referred to herein as "covered minerals"), the following described land (the "leased premises") in Washington County, Texas, to-wit:

     24.527 acres of land, more or less, out of the E. GORDON SURVEY, A-49, Washington County, Texas, and being the same land described as Tract One of
     15.032 acres, more or less and Tract Two of 9.495 acres, more or less, in a Deed dated March 24, 1995, from D.N.T.X., Inc. formerly: Denitex International Corporation to Daniel Dror, II 1976 Trust, recorded in Volume 776, page 540 of the Official Records of Washington County, Texas.


     This lease also covers accretions and any small strips or parcels of land now or hereafter owned or claimed by Lessor which are contiguous or adjacent to the leased premises whether or not such parcels are known to exist by Lessor or Lessee, and for the aforementioned consideration, Lessor agrees to execute at Lessee's request any additional or supplemental instruments for a more complete or accurate description of the land so covered. For the purpose of determining the amount of any rentals and shut-in royalties hereunder, said land shall be deemed to be comprised of 24.527 acres, whether it actually comprises more or less.

     2. TERM OF LEASE. This lease shall be in force for a primary term of three (3) years from the effective date hereof, and for as long thereafter as a covered mineral is produced in paying quantities from the leased premises or this lease is otherwise maintained in effect pursuant to the provisions hereof.

     3. ROYALTY. Royalties on covered minerals produced and saved hereunder shall be paid by Lessee to Lessor as follows: (a) For oil and other liquid hydrocarbons separated at Lessee's field separator facilities, the royalty shall be one-sixth (1/6) of such production, to be delivered at Lessee's option to Lessor at the wellhead or to Lessor's credit at the oil purchaser's transportation facilities, provided that Lessee shall have the continuing right to purchase such production at the wellhead posted price then prevailing in the same field (or if there is no such price then prevailing in the same field, then in the nearest field in which there is such a prevailing price) for production of similar grade and gravity less a proportionate part of ad valorem taxes and production, severance, or other excise taxes, (b) for gas (including casinghead gas) and all other covered minerals, the royalty shall be one-sixth (1/6) of the net proceeds realized by Lessee from the sale thereof, less a proportionate part of ad valorem taxes and production, severance, or other excise taxes, provided that Lessee shall have the continuing right to purchase such production at the prevailing wellhead market price paid for production of similar quality in the same field (or if there is no such price then prevailing in the same field, then in the nearest field in which there is such a prevailing price) less a proportionate part of ad valorem taxes and production, severance, or other excise taxes and (c) if during or after the primary term one or more wells on the leased premises or lands pooled therewith are capable of producing oil or gas or other substances covered hereby in paying quantities, but such well or wells are either shut-in or production therefrom is not being sold by Lessee for a period of 90 consecutive days, then Lessee may pay shut-in royalty of one dollar per acre of land then covered by this lease, such payment to be made to Lessor on or before the end of said 90-day period and thereafter on or before each anniversary of the end of said 90-day period while the well or wells are shut-in and it shall be considered that such well is producing in paying quantities for all purposes hereof during any period for which such shut-in royalty is tendered; provided that if this lease is otherwise being maintained by the payment of rentals or by operations, or if a well or wells on the leased premises is producing in paying quantities, no shut-in royalty shall be due until the end of the 90-day period next following the end of the rental period or the cessation of such operations or production, as the case may be. Lessee shall have free use of oil, gas, water, and other substances produced from said land, except water from Lessor's wells or ponds, for all operations hereunder, and Lessor's royalty shall be computed after deducting any so used.

     4. OPERATIONS. If, after expiration of the primary term, Lessee drills a dry hole on the leased premises or if all production of covered minerals should permanently cease from any cause either voluntary or involuntary (and if this lease is not otherwise being maintained), this lease shall remain in effect if Lessee commences drilling, reworking or other operations on the leased premises within 90 days thereafter. If, at or after expiration of the primary term, this lease is not otherwise being maintained but Lessee is then engaged in drilling, reworking or other operations calculated to obtain or restore production from the leased premises, this lease shall remain in effect so long as such operations are conducted with no cessation of more than 90 consecutive days and, if such operations result in the production of a covered mineral, as long thereafter as there is production from the leased premises. After production has been established on the leased premises, Lessee shall drill such additional wells as a reasonably prudent operator would drill under the same or similar circumstances to (a) develop the leased premises as to formations then capable of producing in paying quantities on the leased premises or (b) protect the leased premises from uncompensated drainage by a well producing a covered mineral in paying quantities located within 330 feet of and draining the leased premises. There shall be no covenant to drill exploratory wells or any additional wells except as expressly provided herein.

     5. POOLING. Lessee shall have the continuing and recurring right, but not the obligation, to pool all or any part of the leased premises or interest therein with any other lands, leases or interests, as to any or all depths or zones, and as to any or all covered minerals, either before or after the commencement of production, whenever Lessee deems it necessary or proper to do so in order to prudently explore, develop or operate the leased premises, whether or not similar pooling authority exists with respect to such other lands, leases or interests. A unit formed by such pooling for an oil well which is not a horizontal completion shall not exceed 80 acres plus a maximum acreage tolerance of 10%, and for an oil well which is a horizontal completion or a gas well shall not exceed 640 acres plus a maximum acreage tolerance of 10%; provided that larger units may be formed for an oil well or a gas well, whether or not horizontally completed, in order to conform to any well spacing or density pattern permitted by any governmental authority having jurisdiction over such matters. The terms "oil well" and "gas well" shall have the meanings prescribed by applicable law or by regulations of the governmental authority which has jurisdiction over such matters. The term "horizontal completion" shall mean an oil well or a gas well in which the horizontal component of the gross completion interval exceeds 100 feet in length. Lessee may pool or combine land covered by this lease or any portions thereof, as above provided as to oil in any one or more strata and as to gas in any one or more strata. Units formed by pooling as to any stratum or strata need not conform in size or area with units formed as to any other stratum or strata, and oil units need not conform as to area with gas units. To exercise its pooling rights hereunder, Lessee shall file of record a written declaration describing the unit, and the effective date of pooling shall be the date of filing unless provided otherwise in such declaration. Lessee wholly at its option may exercise its authority to pool either before or after commencing operations for or completing an oil or gas well on lands lying within a unit and any unit may include, but is not required to include, lands or leases upon which a well producing or capable of producing oil or gas in paying quantities has theretofore been completed, or upon which operations have theretofore been commenced. Production, drilling or reworking operations anywhere on a unit which includes all or any part of the leased premises, regardless of whether such production was secured or such drilling or reworking operations were commenced before or after the execution of this lease or the instrument designating the pooled unit, shall be treated for all purposes (except the payment of royalties on production from the pooled unit) as if they were production, drilling or reworking operations on the leased premises and references herein to production from or operations on the leased premises shall be deemed to include production from or operations on any portion of such pooled unit; provided that if after creation of a pooled unit a well is drilled on land within the unit area (other than the leased premises) which well is not classified as the type of well for which the unit was created (oil, gas or other minerals as the case may be), such well shall be considered a dry hole for purposes of applying the additional drilling and reworking provisions hereof. If a gas well on a gas unit, which includes all or a portion of the leased premises, is reclassified as an oil well, with respect to all lands which are included within the unit (other than the lands on which the well is located), the date of such reclassification shall be considered as the date of cessation of production for purposes of applying the provisions of this lease covering additional drilling and reworking. The production on which Lessor's royalty is calculated shall be that proportion of the total unit production which the net acreage covered by this lease and included in the unit bears to the total gross acreage in the unit, but only to the extent that such proportion of unit production is sold by Lessee. Pooling in one or more instances shall not exhaust Lessee's pooling rights hereunder, and Lessee shall, without the joinder of Lessor, have the recurring right but not the obligation to revise any unit formed hereunder by expansion or contraction or both, either before or after commencement of production, in order to conform to the well spacing or density pattern permitted by the governmental authority having jurisdiction, or to conform to any productive acreage determination made by such governmental authority, or court order, or when to do so would, in the judgment of Lessee, promote the conservation of covered minerals in and under and that

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may be produced from the leased premises.  In making such a revision, Lessee shall file of record a written declaration describing the revised unit and the effective date of revision shall be the date of filing unless provided otherwise in such declaration. To the extent any portion of the leased premises is included in or excluded from the unit by virtue of such revision, the proportion of unit production on which royalties are payable hereunder shall thereafter be adjusted accordingly, and such adjustment shall be made effective as of the effective date of the revision. Lessee may at any time dissolve any unit formed hereunder by filing a written declaration describing the unit, and the effective date of dissolution shall be the date of filing unless provided otherwise in such declaration. If this lease now or hereafter covers separate tracts, no pooling or unitization or royalty interests as between any such separate tracts is intended or shall be implied or result merely from the inclusion of such separate tracts within this lease but Lessee shall nevertheless have the right to pool or unitize as provided in this paragraph with consequent allocation of production as herein provided.
As used herein the words "separate tract" mean any tract with royalty ownership differing, now or hereafter, either as to parties or amounts, from that as to any other part of the leased premises. Pooling hereunder shall not constitute a cross-conveyance of interests.

     6. ANCILLARY RIGHTS. In exploring for, developing, producing and marketing oil, gas and other substances covered hereby on the leased premises, in primary or enhanced recovery, Lessor hereby grants and conveys to Lessee the right of ingress and egress along with the right to conduct such operations on the leased premises as may be reasonably necessary for such purposes, including but not limited to geophysical operations, the drilling of wells, and the construction and use of roads, canals, pipelines, tanks, water wells, disposal wells, injection wells, pits, electric and telephone lines, power stations, and other facilities deemed necessary by Lessee to discover, produce, store, tread and transport production. In exploring, developing, producing or marketing from the leased premises, the ancillary rights granted herein shall apply (a) to the entire leased premises described in Paragraph 1 above, notwithstanding any partial release or other partial termination of this lease; and (b) to any other lands in which Lessor now or hereafter has authority to grant such rights in the vicinity of the leased premises. No surface location for a well shall be located less than 200 feet from any house or barn now on the leased premises or other lands used by Lessee hereunder without Lessor's consent, and Lessee shall pay for actual damage caused by its operations to buildings and other improvements now on the leased premises, or such other lands, and to commercial timber and growing crops thereon. Lessee shall have the right at any time to remove its fixtures, equipment and materials, including well casing, from the leased premises or such other lands during the term of this lease or within 180 days following the expiration thereof.

     7. OWNERSHIP CHANGES. The interest of either Lessor or Lessee hereunder may be assigned, devised or otherwise transferred in whole or in part, by area or by depth or zone, and the rights and obligations of the parties hereunder shall extend to their respective heirs, devisees, executors, administrators, successors and assigns. No change in Lessor's ownership shall have the effect of reducing the rights or enlarging the obligations of Lessee hereunder, and no change in ownership shall be binding on Lessee until 60 days after Lessee has been furnished the original or certified or duly authenticated copies of the documents establishing such change of ownership to the satisfaction of Lessee. In the event of the death of any person entitled to shut-in royalties hereunder, Lessee may pay or tender such shut-in royalties to the credit of decedent or decedent's estate. If at any time two or more persons are entitled to shut-in royalties hereunder, Lessee may pay or tender such shut-in royalties to such persons, either jointly or separately, in proportion to the interest which each owns. If Lessee transfers its interest hereunder in whole or in part, Lessee shall be relieved of all obligations thereafter arising with respect to the transferred interest, and failure of the transferee to satisfy such obligations with respect to the transferred interest shall not affect the rights of Lessee with respect to any interest not so transferred. If Lessee transfers a full or undivided interest in all or any portion of the area covered by this lease, the obligation to pay or tender shut-in royalties hereunder shall be divided between Lessee and the transferee in proportion to the net acreage interest in this lease then held by each.

     8. WARRANTY OF TITLE. Lessor hereby warrants and agrees to defend title to the interest conveyed to Lessee hereunder. Lessee, at its option, may pay or discharge any tax, mortgage or lien existing against the leased premises and, in the event that it does so, Lessee shall be subrogated to the rights of the party to whom payment is made and, in addition to its other rights, may reimburse itself out of any royalties or shut-in royalties otherwise payable to Lessor hereunder. If Lessor owns less than the full mineral estate in all or any part of the leased premises, payment of royalties and shut-in royalties hereunder shall be reduced proportionately to the amount that Lessor's interest in the leased premises bears to the entire mineral estate in the leased premises.

     9. RELEASE OF LEASE. Lessee may, at any time and from time to time, deliver to Lessor or file of record a written release of this Lease as to a full or undivided interest in all or any portion of the leased premises or any depths or zones thereunder, and shall thereupon be relieved of all obligations thereafter arising with respect to the interest so released. If Lessee releases all or an undivided interest in less than all of the area covered hereby, Lessee's obligation to pay or tender shut-in royalties shall be proportionately reduced in accordance with the net acreage interest retained hereunder.

     10. REGULATION AND DELAY. Lessee's obligations under the lease, whether express or implied, shall be subject to all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction including restrictions on the drilling and production of wells. Notwithstanding the provisions of paragraph 2 above, when drilling, reworking, production or other operations are prevented or delayed by such laws, rules, regulations or orders, or by inability to obtain necessary permits, equipment, services, material, water, electricity, fuel, access or easements, or by fire, flood, adverse weather conditions, war, sabotage, rebellion, insurrection, riot, strike or labor disputes, or by inability to obtain a satisfactory market for production or failure of purchasers or carriers to take or transport such production, or by any other cause not reasonably within Lessee's control (commonly referred to as "force majeure"), this lease shall not terminate because of such prevention or delay and, at Lessee's option, the period of such prevention or delay shall be added to the term hereof. Lessee shall not be liable for breach of any express or implied covenants of this lease when drilling, production or other operations are so prevented, delayed or interrupted.

     11. BREACH OR DEFAULT. An alleged breach or default by Lessee of any obligation hereunder or the failure of Lessee to satisfy any condition or limitation contained herein shall not work a forfeiture or termination of this lease nor cause a termination or reversion of the estate created hereby nor be grounds for cancellation hereof in whole or in part, and no litigation shall be initiated by Lessor with respect to any alleged breach or default by Lessee hereunder, for a period of at least ninety (90) days after Lessor has given Lessee written notice fully describing the breach or default, and then only if Lessee fails to remedy or commence to remedy the breach or default within such period. In the event the matter is litigated and there is a final judicial determination that a breach or default has occurred, this lease shall not be forfeited or cancelled in whole or in part unless Lessee is given a reasonable time after said judicial determination to remedy the breach or default and Lessee fails to do so. Nothing in this instrument or in the relationship created hereby shall be construed to establish a fiduciary relationship, a relationship of trust or confidence or a principal
- agent relationship between Lessor and Lessee for any purpose.

     IN WITNESS WHEREOF, this lease is executed effective the date first written above, and upon execution shall be binding upon the signatory whether or not the lease has been executed by all parties named herein as Lessor.


     SS # AND/OR TAX ID# X                   LESSOR:


          76-6059657                         Daniel Dror II 1976 Trust
     -----------------------------------     -----------------------------------
                                             BY:  /s/ Daniel Dror
     -----------------------------------     -----------------------------------
                                                  Daniel Dror, Trustee


     STATE OF       Texas          )
               ------------------- ) ss.
     COUNTY OF      Harris         )
               -------------------

          This instrument as acknowledged before me this 10th day of April, 1995, by Daniel Dror,

                                        /s/ Rebekah S. Shults
                                        ----------------------------------------
                                        Notary Public
     My Commission Expires:                                 [SEAL]
          12/19/95
     ----------------------


     STATE OF                      )
               ------------------- ) ss.
     COUNTY OF                     )
               -------------------


          This instrument as acknowledged before me this ___day of ____________, 19___, by ________________________________.


                                        ----------------------------------------
My Commission Expires:                  Notary Public

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